UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.              )

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ACE Limited
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Invitation to the Extraordinary General Meeting of ACE Limited

Monday, January 9, 2012, 3:00 p.m. Central European time (doors open at 2:30 p.m. Central European time)

at the offices of ACE Limited, Baerengasse 32, 8001 Zurich, Switzerland

AGENDA ITEMS

Approval of Amendment to Increase Dividends from Legal Reserves

PROPOSAL	OF THE BOARD OF DIRECTORS

The Board of Directors proposes that the Extraordinary General Meeting approves the following resolution to increase the last two installments of its dividend payable pursuant to the resolution approved by the shareholders at the 2011 Annual General Meeting such that the actual CHF dividend amount for each of the last two installments will equal USD 0.47, subject to the aggregate upward adjustment described below, at such times during the succeeding months until the 2012 Annual General Meeting as shall be determined by the Board of Directors. The blank numbers in the following resolution will be completed based on the Company’s actual share capital upon the date of the Extraordinary General Meeting and applicable exchange rate calculations described below:

1.	The aggregate amount of CHF (• sum of original CHF amount CHF 424’074’201.76 plus [(number of shares as registered in the Commercial Register on the date of the extraordinary general meeting (the “Extraordinary General Meeting”)) x (USD 0.24 x USD /CHF currency exchange ratio as published in The Wall Street Journal on the fourth New York business day prior to the date of the Extraordinary General Meeting; rounded down to the next centime)]), of which CHF 424’074’201.76 has already been transferred based on the dividend resolution approved by the shareholders at the 2011 annual general meeting, (“Aggregate Dividend Amount From Capital Contribution Reserves”) shall be transferred from the capital contribution reserves account, a sub account of the legal reserves, to the Company’s free reserves and subsequently distributed by way of dividend as follows:

2.	The Aggregate Dividend Amount From Capital Contribution Reserves shall be paid to shareholders in four quarterly installments. The first two quarterly installments, each in the amount of CHF 0.31 per share, were paid to shareholders by the end of July 2011 and the end of October 2011. The third and fourth quarterly installments, each in the increased amount of CHF (• [USD 0.47 x USD/CHF currency exchange ratio as published in The Wall Street Journal on the fourth New York business day prior to the date of the Extraordinary General Meeting; rounded down to the next centime]) per share (“Quarterly Dividend Amount From Capital Contribution Reserves”), shall be paid by the end of January 2012 and the end of April 2012.

3.	Each of the first two quarterly dividend installments paid per the end of July 2011 and October 2011 equaled USD 0.35. The Quarterly Dividend Amount From Capital Contribution Reserves with respect to each of the quarterly dividend installments to be paid as per the end of January 2012 and the end of April 2012 shall be USD 0.47 (“Quarterly Dollar Amount”) based on a USD /CHF exchange ratio of CHF [• completed at the date of the Extraordinary General Meeting] (rounded down to the next whole centime) per (one) USD (being the USD/CHF currency exchange ratio as published in The Wall Street Journal on the fourth New York business day prior to the date of the Extraordinary General Meeting). The Quarterly Dividend Amount From Capital Contribution Reserves and the Aggregate Dividend Amount From Capital Contribution Reserves are subject to the following adjustments as a result of USD /CHF currency fluctuations:

(i)	The Quarterly Dividend Amount From Capital Contribution Reserves is to be adjusted as a result of currency fluctuations such that each quarterly dividend amount shall equal an amount calculated as follows (rounded down to the next whole centime):

Quarterly Dividend Amount From Capital Contribution Reserves = Quarterly Dollar Amount x USD / CHF currency exchange ratio as published in The Wall Street Journal on January 6, 2012, for the third quarterly dividend payment, and on March 28, 2012, for the fourth quarterly dividend payment.

(ii)	The adjustment of the Aggregate Dividend Amount From Capital Contribution Reserves (taking into account adjustments, if any, made in connection with respect to the first and second quarterly dividend payments) shall be capped at CHF 667 million. The cap is subject to adjustment for new shares issued pursuant to paragraph 4 below.

4.	The Aggregate Dividend Amount From Capital Contribution Reserves pursuant to paragraph 1 (as adjusted pursuant to paragraph 3(i) as well as the cap for adjustments to the Aggregate Dividend Amount From Capital Contribution Reserves pursuant to paragraph 3(ii)) shall be increased by quarterly dividend payments on shares that are issued from authorized share capital and conditional share capital after the 2011 annual general meeting and before the record date of the applicable Quarterly Dividend Amount From Capital Contribution Reserves. The adjustment (taking into account adjustments, if any, made in connection with respect to the first and second quarterly dividend payments) shall be limited at CHF 1.06 billion. Quarterly Dividend Amounts From Capital Contribution Reserves that would otherwise exceed such maximum limit shall be reduced to equal the Swiss franc amount remaining available under such maximum limit, and the U.S. dollar amount distributed will be the then-applicable U.S. dollar equivalent of that Swiss franc amount. In addition, any Quarterly Dividend Amount From Capital Contribution Reserves shall be adjusted to reflect shares acquired after the general meeting and held in treasury on the record date of the applicable Quarterly Dividend Amount From Capital Contribution Reserves.

5.	The Board of Directors is instructed to determine the procedure for the payment of the Quarterly Distribution Amounts From Capital Contributions Reserves.

ORGANIZATIONAL MATTERS

Admission to the Extraordinary General Meeting

Shareholders who are registered in the share register on November 30, 2011 will receive the proxy statement and proxy cards from the share registrar. Beneficial owners of shares will receive an instruction form from their broker, bank, nominee or custodian acting as shareholder of record to indicate how they wish their shares to be voted. Beneficial owners who wish to vote in person at the Extraordinary General Meeting are requested to obtain a power of attorney from their broker, bank, nominee or other custodian that authorizes them to vote the shares held by them on their behalf. In addition, these shareholders must bring to the Extraordinary General Meeting an account statement or letter from the broker, bank or other nominee indicating that they are the owner of the shares. Shareholders of record registered in the share register are entitled to vote and may participate in the Extraordinary General Meeting. Each share carries one vote. The exercise of the voting right is subject to the voting restrictions set out in our Articles of Association.

Shareholders who upon application become registered as shareholders with respect to their shares in the share register after November 30, 2011, but on or before December 23, 2011, and wish to vote those shares at the Extraordinary General Meeting, will need to obtain a proxy for identification purposes from the registered voting rights record holder of those shares as of the record date of the Extraordinary General Meeting to vote their shares in person at the Extraordinary General Meeting. Alternatively they may also obtain the proxy materials by contacting Investor Relations by telephone at +1 (441) 299-9283 or via e-mail at investorrelations@acegroup.com. Shareholders registered in our share register (as opposed to beneficial holders of shares held in “street name”) who have sold their shares prior to December 23, 2011 are not entitled to vote those shares.

Granting of Proxy

Shareholder of record, who do not wish to attend the Extraordinary General Meeting, have the right to grant the voting proxy directly to the Company officers named in the proxy card. In addition, shareholders can appoint Dr. Claude Lambert, Homburger AG, Prime Tower, Hardstrasse 201, PO Box 314, CH -8037 Zurich, Switzerland, as independent proxy, in the sense of Article 689c of the Swiss Code of Obligations with full rights of substitution, with the corresponding proxy card or grant a written proxy to any person, who does not need to be a shareholder.

The proxies granted to the independent proxy must be received by the independent proxy no later than January 3, 2012, 12:00 noon Central European time.

Registered shareholders who have appointed a Company officer or the independent proxy as a proxy may not vote in person at the meeting or send a proxy of their choice to the meeting, unless they revoke or change their proxies. Revocations must be received by the independent proxy no later than January 3, 2012, 12:00 noon Central European time.

With regard to the item listed on the agenda and without any explicit instructions to the contrary, the Company officer acting as proxy and the independent proxy will vote according to the proposal of the Board of Directors. If new agenda items (other than that on the agenda) or new proposals or motions regarding the agenda item set out in the invitation to the Extraordinary General Meeting are being put forth before the meeting, the Company officer acting as proxy will vote in accordance with the position of the Board of Directors, as will the independent proxy in the absence of other specific instructions.

Beneficial owners who have not obtained a power of attorney from their broker or custodian are not entitled to vote in person at, or participate in, the Extraordinary General Meeting.

Proxy holders of deposited shares

Proxy holders of deposited shares in accordance with Article 689d of the Swiss Code of Obligations are kindly asked to inform the Company of the number of the shares they represent as soon as possible, but no later than January 9, 2012, 2:45 p.m. Central European time at the admission office.

Admission office

The admission office opens on the day of the Extraordinary General Meeting at 2:30 p.m. Central European time. Shareholders of record attending the meeting are kindly asked to present their proxy card as proof of admission at the entrance.

Annual and Quarterly Reports of ACE Limited and Report from PricewaterhouseCoopers AG

The ACE Limited 2010 Annual Report (containing the Company’s audited consolidated financial statements with accompanying notes and its audited Swiss statutory financial statements prepared in accordance with Swiss law), as well as ACE Limited’s quarterly reports on Form 10-Q containing unaudited financial statements for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, are available on the Company’s website in the Investor Information Section at http://proxy.acegroup.com/phoenix. zhtml?c=100907&p=proxy and at http://proxy.acegroup.com/phoenix.zhtml?c=100907&p=irol-reportsannual. Copies of these documents may be obtained without charge by contacting ACE Limited Investor Relations by telephone at +1 (441) 299-9283. Copies may also be obtained without charge by contacting ACE Limited Investor Relations in writing, or may be physically inspected, at the offices of ACE Limited, Bärengasse 32, 8001 Zurich, Switzerland.

The statutory auditor, PricewaterhouseCoopers AG, has issued a report stating that this dividend increase proposal is in compliance with Swiss law and our Articles of Association. This report may be obtained without charge by contacting ACE Limited Investor Relations by telephone at +1 (441) 299-9283, by email at investorrelations@acegroup.com, or by writing ACE Limited, Baerengasse 32, CH -8001 Zurich, Switzerland. In addition, a copy will be made available for inspection at the Extraordinary General Meeting.

Zurich, December 15, 2011

On behalf of the Board of Directors

Evan G. Greenberg

Chairman